                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                         13-2740599
              --------                                         ----------
(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)
        4 World Financial Center
           New York, New York                                     10080
           ------------------                                    ------
(Address of principal executive offices)                       (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------

Market Index Target-Term Securities(R)
based upon the Russell 2000(R)Index
due March   , 2009                             The American Stock Exchange


 "Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.
The use of, and reference to, the terms "Russell 2000" and "Russell 2000 Index" has been consented to by Frank Russell Company.

Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the Market Index Target-Term Securities based upon the Russell 2000(R) Index ("MITTS(R)")
due March    , 2009 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated February 28, 2002, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

          99(A) Preliminary Prospectus Supplement dated February 28, 2002, and
                Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

          99(B) Form of Note.

          99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan
                Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.

* Exhibit 99(C) is incorporated by reference from Exhibit(3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          MERRILL LYNCH & CO., INC.




                                          By: /s/ Andrew J. Quigley
                                             ---------------------------
                                                  Andrew J. Quigley
                                                  Assistant Secretary

Date: March 25, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MARCH 25, 2002

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99(A)             Preliminary Prospectus Supplement dated
                  February 28, 2002, and Prospectus dated
                  January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99(B)             Form of Note.

99(C)             Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  Chemical Bank (successor by merger to
                  Manufacturers Hanover Trust Company),
                  dated as of April 1, 1983, as amended and restated.*













     * Exhibit 99(C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2